As filed with the Securities and Exchange Commission on July 7, 2008

                                                                                                                                                Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Albany Molecular Research, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

14-1742717

(I.R.S. Employer Identification No.)

Albany Molecular Research, Inc.

21 Corporate Circle

Albany, New York 12203

(Address of Principal Executive Offices) (Zip Code)

2008 Stock Option and Incentive Plan

(Full Title of the Plan)

Thomas E. D’Ambra, Ph.D.

Chairman and Chief Executive Officer

Albany Molecular Research, Inc.

21 Corporate Circle

Albany, New York 12203

(Name and Address of Agent for Service)

(518) 512-2000

Telephone Number, Including Area Code, of Agent For Service.

Copies to:

Stuart Cable, Esq.	Michael Williams, Esq.
John Mutkoski, Esq.	Albany Molecular Research, Inc.
Goodwin Procter LLP	21 Corporate Circle
53 State Street	Albany, NY 12203
Boston, MA 02109	Telephone: (518) 512-2264
Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

2008 Stock Option and Incentive Plan	1,156,475		$12.72	$14,704,579.63	(3)	$577.89
Common Stock, par value $0.001 per share	35,000	(2)	$13.54	$473,900.00		$18.63

Total	1,191,475			$15,178,479.63		$596.52

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)          Such shares are issuable upon exercise of outstanding options with fixed exercise prices.  Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)          Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Company’s Common Stock on July 3, 2008, $12.72, as reported on the Nasdaq Global Market with respect to securities for which options have not been granted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                  Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 000-252323), as filed with the Commission on March 17, 2008;

(b)                                 Quarterly Report on Form 10-Q for the period ended March 31, 2008 (File No. 000-252323), as filed with the Commission on May 9, 2008;

(c)                                  All other reports filed pursuant to Section 13(a) or 15(d) of Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(d)                                 The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on January 29, 1999 (File No. 000-25323), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   Description of Securities.

                Not applicable.

Item 5.   Interests of Named Experts and Counsel.

                Not applicable.

Item 6.   Indemnification of Directors and Officers.

In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company’s Restated Certificate of Incorporation (the “Certificate”) provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’ s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.  In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article V of the Company’s Amended and Restated By-laws (the “By-laws”) provides that the Company shall indemnify its directors, officers and, in the discretion of the Board of Directors, certain non-officer employees under certain circumstances against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.  Article V of the By-laws requires the advancement of expenses to directors in proceedings involving such directors in most circumstances and, at the discretion of the Board of Directors, allows the advancement of expenses to officers or non-officer employees in proceedings involving such officers or non-officer employees.

The Company has entered into indemnification agreements with its directors reflecting the provisions of the By-laws.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description of Exhibit

3.1

Restated Certificate Incorporation of the Company (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-252323) and incorporated herein by reference)

3.2

Amended and Restated By-laws of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-252323) and incorporated herein by reference)

4.1

Specimen Certificate evidencing shares of the Company’s common stock (filed as Exhibit 4.1 to Amendment No. 3 the Company’s Registration Statement on Form S-1, as filed with the Commission on December 8, 1998 (File No. 333-58795), and incorporated herein by reference)

4.2

Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan (filed as Exhibit 1 to Proxy Statement on Form 14A, as filed with the Commission on April 29, 2008 (File No. 000-252323), and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on July 7, 2008.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Thomas E. D’Ambra
Thomas E. D’Ambra
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Thomas E. D’Ambra and Mark T. Frost as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities as of July 7, 2008.

Signature	Title(s)

/s/ Thomas E. D’Ambra	Chairman, President, Chief Executive Officer and Director
Thomas E. D’Ambra	(Principal Executive Officer)

/s/ Mark T. Frost	Chief Financial Officer and Treasurer
Mark T. Frost	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul S. Anderson	Director
Paul S. Anderson

/s/ Donald E. Kuhla	Director
Donald E. Kuhla

/s/ Kevin O’Connor	Director
Kevin O’Connor

/s/ Arthur J. Roth	Director
Arthur J. Roth

/s/ Anthony P. Tartaglia	Director
Anthony P. Tartaglia

/s/ Veronica G.H. Jordan	Director
Veronica G.H. Jordan

/s/ Una S. Ryan	Director
Una S. Ryan

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1

Restated Certificate Incorporation of the Company (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-252323) and incorporated herein by reference)

3.2

Amended and Restated By-laws of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-252323) and incorporated herein by reference)

4.1

Specimen Certificate evidencing shares of the Company’s common stock (filed as Exhibit 4.1 to Amendment No. 3 the Company’s Registration Statement on Form S-1 (File No. 333-58795) and incorporated herein by reference)

4.2

Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan (filed as Exhibit 1 to Proxy Statement on Form 14A, as filed with the Commission on April 29, 2008 (File No. 000-252323), and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)